EXHIBIT (h)(4)(b)

AMENDED SCHEDULE A to EXPENSE REIMBURSEMENT AGREEMENT

Dated: March 7, 2019

Calvert Fund	Effective Date	Term. Date	Classes
			A	C	F	I	R6	Single[1]
Calvert Impact Fund Inc.
Calvert Global Energy Solutions Fund	1/1/2017	1/31/2020	1.24%	1.99%		0.99%
Calvert Global Water Fund	1/1/2017	1/31/2020	1.24%	1.99%		0.99%
Calvert Green Bond Fund	1/1/2017	1/31/2020	0.73%			0.48%	0.43%
Calvert Small-Cap Fund	1/1/2017	1/31/2020	1.21%	1.96%		0.96%	0.90%
Calvert Management Series
Calvert Absolute Return Bond Fund	1/1/2017	4/30/2019	1.02%	1.77%		0.65%
Calvert Floating-Rate Advantage Fund[3]	10/10/2017	1/31/2019	0.06%			0.06%	0.06%
Calvert Responsible Municipal Income Fund	1/1/2017	4/30/2019	0.80%	1.55%		0.45%
Calvert Ultra-Short Duration Income NextShares	10/3/2017	1/31/2020						0.38%
Calvert Responsible Index Series, Inc.
Calvert International Responsible Index Fund	1/1/2017	1/31/2020	0.54%			0.29%		0.26%
Calvert US Large-Cap Core Responsible Index Fund	10/2/2017	1/31/2020	0.49%	1.24%		0.24%	0.19%
Calvert US Large-Cap Growth Responsible Index Fund	1/1/2017	1/31/2020	0.49%			0.24%
Calvert US Large-Cap Value Responsible Index Fund	1/1/2017	1/31/2020	0.49%			0.24%
Calvert US Mid-Cap Core Responsible Index Fund	1/1/2017	1/31/2020	0.49%			0.24%
Calvert Social Investment Fund
Calvert Aggressive Allocation Fund[2]	1/1/2017	1/31/2020	0.43%	1.18%		0.18%
Calvert Balanced Fund	1/1/2017	1/31/2020	0.93%	1.68%		0.68%	0.64%
Calvert Bond Fund	10/2/2017	1/31/2019	0.73%	1.53%		0.53%	0.46%
Calvert Conservative Allocation Fund[2]	1/1/2017	1/31/2020	0.44%	1.19%		0.19%
Calvert Equity Fund	10/2/2017	1/31/2020	0.99%	1.74%		0.74%	0.67%
Calvert Moderate Allocation Fund[2]	1/1/2017	1/31/2020	0.44%	1.19%		0.19%

[1]	Fund offers only one unnamed class of shares.
[2]	Expense reimbursement cap excludes all acquired fund fees and expenses.
[3]	CRM has agreed to reimburse the Fund’s other expenses (excluding interest expense and other borrowing cost) in excess of 0.06% annually for each Class.

Calvert Fund	Effective Date	Term. Date	Classes
			A	C	F	I	R6	Single[1]
Calvert World Values Fund, Inc.
Calvert Emerging Markets Equity Fund	1/1/2017	1/31/2020	1.24%	1.99%		0.99%	0.92%
Calvert International Equity Fund	3/7/2019	1/31/2020	1.25%	2.00%		1.00%	0.96%
Calvert International Opportunities Fund	1/1/2017	1/31/2020	1.34%	2.09%		1.09%	1.05%
Calvert Mid-Cap Fund	1/1/2017	1/31/2020	1.18%	1.93%		0.93%
The Calvert Fund
Calvert High Yield Bond Fund	1/1/2017	1/31/2020	1.02%	1.77%		0.77%	0.71%
Calvert Income Fund	1/1/2017	1/31/2020	0.95%	1.70%		0.70%
Calvert Long-Term Income Fund	1/1/2017	1/31/2020	0.92%			0.67%
Calvert Short Duration Income Fund	1/1/2017	1/31/2020	0.76%	1.51%		0.51%	0.46%
Calvert Ultra-Short Duration Income Fund	10/2/2017	1/31/2020	0.72%			0.47%	0.43%
Calvert Variable Products, Inc.
Calvert VP EAFE International Index Portfolio	1/1/2017	4/30/2019			0.73%	0.48%
Calvert VP Investment Grade Bond Index Portfolio	1/1/2017	4/30/2019			0.57%	0.32%
Calvert VP Nasdaq 100 Index Portfolio	1/1/2017	4/30/2019			0.73%	0.48%
Calvert VP Russell 2000 Small Cap Index Portfolio	1/1/2017	4/30/2019			0.63%	0.38%
Calvert VP S&P 500 Index Portfolio	1/1/2017	4/30/2019						0.28%
Calvert VP S&P MidCap 400 Index Portfolio	1/1/2017	4/30/2019			0.55%	0.30%
Calvert VP Volatility Managed Growth Portfolio[2]	1/1/2017	4/30/2019			0.83%
Calvert VP Volatility Managed Moderate Growth Portfolio[2]	1/1/2017	4/30/2019			0.83%
Calvert VP Volatility Managed Moderate Portfolio[2]	1/1/2017	4/30/2019			0.83%
Calvert Variable Series, Inc.
Calvert VP SRI Balanced Portfolio	1/1/2017	4/30/2019			1.07%	0.69%
Calvert VP SRI Mid Cap Portfolio	1/1/2017	4/30/2019						0.99%

[1]	Fund offers only one unnamed class of shares.
[2]	Expense reimbursement cap excludes all acquired fund fees and expenses.